UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 25, 2021
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210,
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.
On October 25, 2021, AnaptysBio, Inc. (“AnaptysBio”) entered into a Royalty Purchase Agreement (the “Royalty Purchase Agreement”) with Sagard Healthcare Royalty Partners, LP (“Sagard”) to monetize a portion of AnaptysBio’s future JEMPERLI royalties and milestones under AnaptysBio’s Collaboration and Exclusive License Agreement, as amended (the “Collaboration Agreement”), with Tesaro, Inc. and Tesaro Development, Ltd., each a wholly-owned subsidiary of GlaxoSmithKline (“GSK”).
Upon closing of the transaction with Sagard, which is anticipated by the end of 2021, Sagard will pay AnaptysBio $250 million upfront in exchange for royalties payable to AnaptysBio under the Collaboration Agreement on annual global net sales of JEMPERLI below $1 billion starting October 2021. The royalty rate applicable below the $1 billion annual net sales threshold is 8%. Sagard may also receive up to a total of $105 million in potential cash milestones, of which $15 million are subject to certain future JEMPERLI regulatory filing and approval milestones and up to $90 million are subject to certain commercial sales milestones due prior to JEMPERLI achieving the $1 billion in annual global net sales threshold.
Royalties payable above $1 billion JEMPERLI annual global net sales, which are paid by GSK at 12% to 25%, and certain milestones payable on annual sales at or above $1 billion are retained by AnaptysBio and are not subject to the Royalty Purchase Agreement. Royalties and milestones due upon development and commercialization of the AnaptysBio-generated anti-TIM-3 antagonist (cobolimab) or anti-LAG-3 antagonist (GSK4074386) antibodies under the Collaboration Agreement, including in combination with JEMPERLI, are also not subject to the Royalty Purchase Agreement. In addition, royalties due to AnaptysBio from GSK’s global net sales of ZEJULA (niraparib) are excluded from the Royalty Purchase Agreement. The closing of the transaction is subject to the satisfaction of customary closing conditions.
The aggregate JEMPERLI royalties and milestones to be received by Sagard under this Agreement is capped at certain fixed multiples of the upfront payment based upon time. Once Sagard receives an aggregate of either $312.5 million (125% of the upfront) by the end of 2026, or $337.5 million (135% of the upfront) during 2027 or $412.5 million (165% of the upfront) at any time after 2027, the Royalty Purchase Agreement will expire resulting in AnaptysBio regaining all subsequent JEMPERLI royalties and milestones.
The foregoing summary of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Purchase Agreement and the Collaboration Agreement. A copy of the Collaboration Agreement is available as Exhibit 10.10 to AnaptysBio’s Registration Statement on Form S-1, as amended, filed on May 10, 2016 and as Exhibit 10.16 to AnaptysBio’s Annual Report on Form 10-K for the year ended December 31, 2020. A copy of the Royalty Purchase Agreement will be filed as an exhibit to AnaptysBio’s Annual Report on Form 10-K for the year ended December 31, 2021.
Forward-Looking Statements
This filing contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the timing and potential amount of milestones and royalty payments to be received under the Collaboration Agreement and benefits expected from the Royalty Purchase Agreement. Statements including words such as “anticipate,” “may,” “will,” “to be,” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including the risk that the transaction with Sagard may not close when expected, or at all, and risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this report, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AnaptysBio, Inc.
Date: October 25, 2021	By:	/s/Eric Loumeau
Name: Eric Loumeau
Title: Chief Operating Officer and General Counsel